Exhibit 10.15

LOAN AGREEMENT

Dated as of May 9, 2008

by and between

MONTAGE CAPITAL , LLC

as Montage

AGILITY CAPITAL, LLC

as Agility

and

ALPHA INNOTECH CORP., a Delaware corporation and

ALPHA INNOTECH CORPORATION, a California corporation

collectively, as Borrower

TOTAL CREDIT AMOUNT: Up to $1,500,000

Maturity Date:	October 31, 2009
Formula:	None
Facility Origination Fee:	$30,000
Interest:	13% Fixed
Warrants:	See Warrants

The information set forth above is subject to the terms and conditions set forth in the balance of this Agreement. The parties agree as follows:

1.

1. Advance and Payments.

Advance. Borrower may request one advance (the “Advance”), up to $1,500,000. The obligation of Montage and/or Agility (each a “Lender” and collectively, the “Lenders”) to make the Advance under this Agreement is subject to (i) each Lender’s reasonable determination, in its sole discretion, that there has not occurred a circumstance or circumstances that have a Material Adverse Effect, as defined in Section 5(g), and (ii) the execution, delivery and filing of such instruments and agreements, as Lenders reasonably deem appropriate. Each Lender shall be responsible only for the percentage of the Advance set forth below its signature (“Pro Rata Share”). Borrower shall make all payments due under this Agreement to Agility. Agility shall have the responsibility to pay Montage its Pro Rata Share of all such payments.

(a) Payments. Borrower shall pay interest on the outstanding principal balance of the Advance at a fixed rate per annum equal to 13%. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the first day of each month. Any partial month shall be prorated on the basis of a 30-day month based on the actual number of days outstanding. Beginning June 1, 2008, and continuing on the first day of each month thereafter, Borrower shall repay Lenders $45,000 of the outstanding principal balance of the Advance plus accrued interest. Borrower may prepay all or any part of any Advance without penalty or premium[, but may not reborrow any amount repaid]. Prepayments shall be applied first to fees, then to interest, then to principal installments in reverse order of maturity.

(b) Fees. Borrower shall pay Lenders an origination fee of $30,000 on the date of this Agreement.

(c) Warrants. Alpha Innotech Corp. is concurrently issuing to each Lender a Warrant to Purchase Stock (each “Warrant”).

(d) Maturity Date. All amounts outstanding hereunder are due and payable on October 31, 2009 (the “Maturity Date”).

(e) Late Payment; Facility Fee; Default Payment. Prior to the Maturity Date, if any payment of interest or any other amount owing to Agility is not made within ten (10) days after the due date, Borrower shall pay Agility a late payment fee equal to 5% of such amount. If any amount is outstanding under this Agreement on December 31, 2008, Borrower shall pay Lenders a fee of $7,500. If any amount is outstanding under this Agreement on May 7, 2009, Borrower shall pay Lenders a fee of $7,500. After the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate equal to 18% per annum. In addition, on the day after the occurrence of an Event of Default, if any amount is outstanding under this Agreement, Borrower shall pay Lender a fee of $2,500; on the 15th day thereafter, and on every 15th day after that, for so long as any amount is still outstanding, Borrower shall pay Lender an additional $2,500. In addition, each Lender shall have a right to purchase additional shares under the Warrant, as specified in the Warrant. The terms of this paragraph shall not be construed as Lenders’ consent to Borrower’s failure to pay any amounts in strict accordance with this Agreement, and Lenders’ charging any such fees and/or acceptance of any such payments shall not restrict any exercise of any remedies arising out of any such failure.

2. Security Interest. As security for all present and future indebtedness, guarantees, liabilities, and other obligations of Borrower to Lenders under this Agreement, including all fees specified in Section 1 (collectively, the “Obligations”), Borrower grants each Lender a security interest in all of Borrower’s personal property, whether now owned or hereafter acquired, including without limitation all of the following: all accounts, cash, patents, copyrights, trademarks, goodwill, general intangibles, chattel paper, documents, letters of credit, instruments, deposit accounts, investment property, inventory, fixtures and equipment, as such terms are defined in Division 9 of the Uniform Commercial Code in effect on the date hereof, the property described on Exhibit A attached hereto, and all products, proceeds and insurance proceeds of the foregoing (collectively, the “Collateral”). Borrower authorizes each Lender to execute such documents and take such actions as such Lender reasonably deems appropriate from time to time to perfect or continue the security interest granted hereunder. Within 10 business days after the closing, Borrower will deliver to Lenders one or more account control agreements in form reasonably acceptable to Lenders covering all of Borrower’s bank accounts.

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3. Representations and Warranties; Affirmative Covenants. Borrower represents to Lenders as follows (which shall be deemed continuing throughout the term of this Agreement, except to the extent that any such representation relates to a specific prior date), and shall do as follows:

(a) Authorization. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which it is required to do so, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; the execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized by all necessary corporate action, and do not violate Borrower’s formation documents or by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property. Borrower has no wholly owned or partially owned subsidiaries and is not a partner or joint venturer in any partnership or joint venture.

(b) State of Incorporation; Places of Business; Locations of Collateral. The address set forth in this Agreement under Borrower’s signature is Borrower’s chief executive office. Other than the chief executive office, the Collateral is located at the address(es) set forth on Exhibit B.

(c) Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for dispositions permitted under clause (iii) of Section 4. The Collateral now is and will remain free and clear of any and all liens, security interests, encumbrances and adverse claims, except for (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lenders’ security interests; (iv) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations that are not delinquent; (v) licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, (vi) leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property; and (vii) those liens set forth Exhibit B.

(d) Financial Condition, Statements and Reports. The financial statements provided to Lenders by Borrower have been prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”). All financial statements now or in the future delivered to Lenders will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Lenders and the date hereof, there has been no circumstance that could constitute or give rise to a Material Adverse Effect.

(e) Tax Returns and Payments. Borrower has timely filed, and will timely file, all material tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower.

(f) Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable material laws and regulations.

(g) Information. All information provided to Lenders by or on behalf of Borrower on or prior to the date of this Agreement is true and correct in all material respects, and no representation or other statement made by Borrower to Lenders contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Lenders not misleading at the time made.

(h) Litigation. Except as disclosed on Exhibit B, there is no material claim or litigation pending or (to best of Borrower’s knowledge) threatened against Borrower. Borrower will promptly inform Lenders in writing of any material claim or litigation in the future.

(i) Subsidiaries. Except as disclosed on Exhibit B, Borrower has no wholly-owned or partially owned subsidiaries and Exhibit B sets forth all loans by Borrower to, and all investments by Borrower in, any person, entity, corporation partnership or joint venture.

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(j) Deposit and Investment Accounts. Borrower maintains only the operating, savings, deposit, securities and investment accounts listed on Exhibit B.

(k) Reports. Borrower will provide to Lenders in form and substance acceptable to Lenders (i) monthly unaudited financial statements, prepared in accordance with GAAP, consistently applied, within 30 days after the last day of each month; (ii) copies of any borrowing base certificates and accounts receivable agings, when delivered to any lender to Borrower; (iii) within 15 days of month end, copies of all bank statements, provided that in lieu of this requirement, Borrower may give Lenders on-line, view only access to its bank accounts; (iv) within 15 days after filing, copies of any reports or statements delivered to the Securities and Exchange Commission; and (iv) upon request, such other information relating to Borrower’s operations and condition, including information on the status of any acquisitions or equity investments, as Lenders may reasonably request from time to time. Lenders shall have the right to review and copy Borrower’s books and records and audit and inspect the Collateral, from time to time, upon reasonable notice to Borrower. Each Lender or its officers, employees, or agents shall have a right upon a reasonable notice and during normal business hours to visit Borrower’s premises and interview Borrower’s officers at Borrower’s expense; provided however that such right shall be limited to two times a year except upon the occurrence of an Event of Default.

(l) Senior Loans. Borrower may incur up to $1,500,000 in indebtedness from BFI Finance on the same terms as exist on the date of this Agreement. Borrower may incur up to $2,500,000 from another senior lender acceptable to Lender, which loan will repay BFI Finance in full, on terms reasonably acceptable to Lenders. The credit facilities of BFI Finance and such other senior lender(s) are referred to as the “Senior Loans”.

(m) Insurance. Borrower will maintain insurance on the Collateral and Borrower’s business, in amounts and of a type that are customary to businesses similar to Borrower’s, and Lenders will be named in a lenders’ loss payable endorsement in favor of Lenders, in form reasonably acceptable to Lenders

4. Negative Covenants. Without the prior written consent of Lenders, Borrower shall not do any of the following: (i) permit or suffer a merger, change of control, or acquisition of all or substantially all of Borrower’s assets other than in a transaction, the terms of which provide for immediate payment of all amounts outstanding under this Agreement, or a merger of any subsidiary of Borrower into Borrower; (ii) acquire any assets outside the ordinary course of business; (iii) except for Permitted Liens, sell, lease, license, encumber or transfer any Collateral except for sales or non-exclusive licenses in the ordinary course of business (in which case Lenders retain a security interest in the proceeds of such disposition); (iv) pay or declare any dividends on Borrower’s stock; (v) redeem, purchase or otherwise acquire, any of Borrower’s stock, except for stock from terminated employees or contractors, to the extent required or permitted under any employment or contractor agreements; (vi) make any investments in, or loans or advances to, any person, including without limitation any investments in, or downstreaming of funds to, any subsidiary or affiliate of Borrower; (vii) except for Permitted Indebtedness, incur any indebtedness, other than trade debt and capital lease obligations incurred in the ordinary course of business; (viii) make any payment on any of Borrower’s indebtedness that is subordinate to the Obligations, other than in accordance with the subordination agreement, if any, in favor of Lenders relating thereto, [or as otherwise contemplated by the use of proceeds of the Advance]; (ix) make any deposits or investments into any investment or depository accounts unless they are subject to an account control agreement acceptable to Lenders, or (x) agree to do any of the foregoing.

5. Events of Default. Any one or more of the following shall constitute an Event of Default under this Agreement:

(a) Borrower shall fail to pay any principal of or interest on any Loans or any other monetary Obligations within ten days after the date due; or

(b) Borrower shall fail to comply with any other provision of this Agreement, which failure is not cured within ten days after the sooner of (i) the date that Borrower has knowledge of that failure or (ii) Borrower’s receipt of notice from Agility; or

(c) Any warranty, representation, statement, report or certificate made or delivered to a Lender by Borrower or on Borrower’s behalf shall be untrue or misleading in a material respect as of the date given or made, or shall become untrue or misleading in a material respect after the date hereof; or

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(d) A default or event of default shall occur under any agreement to which Borrower is a party or by which it is bound (i) resulting in a right by the other party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in excess of $100,000 or (ii) that could have a Material Adverse Effect, as defined below; or

(e) Any portion of Borrower’s assets is attached, seized or levied upon, or a judgment for more than $250,000 is awarded against Borrower and is not stayed within ten days; or

(f) Dissolution, termination of existence of Borrower; the occurrence of a Dissolution Event; or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Borrower, Borrower shall have 60 days after the date such proceeding was commenced to have it dismissed, provided Agility shall have no obligation to make any Loans during such period); or

(g) The occurrence of a “Material Adverse Effect”, which shall mean (i) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or financial or other condition of Borrower, (ii) the material impairment of Borrower’s ability to perform its Obligations, or (iii) a material adverse change in the value of the Collateral.

6. Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, either Lender, at its option, may do any one or more of the following: (a) Accelerate and declare the Obligations to be immediately due, payable, and performable; (b) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes each Lender to enter Borrower’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge by Borrower for so long as such Lender reasonably deems it necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Lender seek to take possession of any of the Collateral by Court process, Borrower hereby waives: (i) any bond and any surety or security relating thereto; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (c) Require Borrower to assemble any or all of the Collateral and make it available to Agility at places designated by Agility; (d) Complete the processing of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower’s premises, equipment and all other property without charge by Borrower; (e) Collect and dispose of and realize upon any investment property, including withdrawal of any and all funds from any deposit or securities accounts; (f) Dispose of any of the Collateral, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale; and (g) Demand payment of, and collect any accounts, general intangibles or other Collateral and, in connection therewith, Borrower irrevocably authorizes each Lender to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, and, in Lender’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle accounts, general intangibles and the like for less than face value; Borrower grants each Lender a license, exercisable from and after an Event of Default has occurred, to use and copy any trademarks, service marks and other intellectual property in which Borrower has an interest to effect any of the foregoing remedies. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by a Lender with respect to the foregoing shall be added to and become part of the Obligations, and shall be due on demand.

(b) Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Lenders first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by a Lender in the exercise of any rights under this Agreement, second to any fees and Obligations other than interest and principal, pro rata to each Lender, third to the interest due upon any of the Obligations, pro rata to each Lender, and fourth to the principal of the Obligations, pro rata to each Lender, in such order as Lenders shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency.

5.

(c) Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, each Lender shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between a Lender and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise of one or more of its rights or remedies shall not be deemed an election, nor bar a Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of a Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

(d) Power of Attorney. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably appoints each Lender (and any of such Lender’s designated employees or agents) as Borrower’s true and lawful attorney in fact to: endorse Borrower’s name on any checks or other forms of payment; make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance; settle and adjust disputes and claims respecting accounts, general intangibles and other Collateral; execute and deliver all notices, instruments and agreements in connection with the perfection of the security interest granted in this Agreement; sell, lease or otherwise dispose of all or any part of the Collateral; and take any other action or sign any other documents required to be taken or signed by Borrower, or reasonably necessary to enforce the rights or remedies or otherwise carry out the purposes of this Agreement. The appointment of each Lender as Borrower’s attorney in fact, and each of such Lender’s rights and powers, being coupled with an interest, are irrevocable until all Obligations owing to Lenders have been paid and performed in full.

7. Waivers. The failure of a Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and a Lender shall not waive or diminish any right of a Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement shall be deemed to have been waived except by a specific written waiver signed by an authorized officer of a Lender. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by a Lender on which Borrower is or may in any way be liable, and notice of any action taken by a Lender, unless expressly required by this Agreement.

8. Indemnity. Borrower shall indemnify each Lender for any costs or liabilities, including reasonable attorneys’ fees, incurred by such Lender in connection with this Agreement, except for costs or liabilities caused by Lender’s gross negligence or willful misconduct.

9. Confidentiality. In handling any confidential non-public information provided to a Lender by Borrower, such Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of the same, except that disclosure of such information may be made (i) to subsidiaries or affiliates of such Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Obligations, provided that they have entered into a comparable confidentiality agreement with respect thereto, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Lender, and (v) as Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information shall not include information that either: (a) is in the public domain, or becomes part of the public domain, after disclosure to a Lender through no fault of such Lender; or (b) is disclosed to a Lender by a third party, provided such Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

10. Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Lenders and Borrower shall be governed by the internal laws (and not the conflict of laws rules) of the State of California. Subject to Section 12, all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located in Santa Clara County, California, each party consents to the

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jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law, and waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

11. MUTUAL WAIVER OF JURY TRIAL BORROWER AND LENDERS EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN AGILITY AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF AGILITY OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH AGILITY OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ BEFORE A MUTUALLY ACCEPTABLE REFEREE SITTING WITHOUT A JURY OR, IF NO AGREEMENT ON THE REFEREE IS REACHED, BEFORE A REFEREE SELECTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA BARBARA COUNTY. THIS PROVISION SHALL NOT RESTRICT A PARTY FROM EXERCISING NONJUDICIAL REMEDIES UNDER THE CODE.

12. Co-Borrowers. Solely for purposes of this Section 12, ALPHA INNOTECH CORP., a Delaware corporation and ALPHA INNOTECH CORPORATION, a California corporation are each referred to individually, as a “Borrower” and, collectively, the “Borrowers”.

(a) Co-Borrowers. Borrowers are jointly and severally liable for the Obligations and Agility may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Agility and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Advance was advanced to such Borrower. Agility may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any loans on behalf of each Borrower and to apply to Agility on behalf of each Borrower for the Advance, any waivers and any consents. This authorization cannot be revoked, and Agility need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

(b) Subrogation and Similar Rights. Each Borrower irrevocably waives, until all Obligations are satisfied, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Agility under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Agility and such payment shall be promptly delivered to Agility for application to the Obligations, whether matured or unmatured.

(c) Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Agility’s failure at any time to require strict performance by

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any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Agility thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Agility that changes the scope of the Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Agility any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Agility with respect to the Obligations in any manner or whatsoever.

(d) Subrogation Defenses. Until all Obligations are paid in full and Agility has no further obligation to make Credit Extensions to Borrowers, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

(e) Right to Settle, Release.

(i) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Agility may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(ii) Without notice to any given Borrower and without affecting the liability of any given Borrower hereunder, Agility may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

(f) Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Agility to effect, to enforce and to give notice of such subordination.

13. General. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Agility and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of each Lender. A Lender may assign all or any part of its interest in this Agreement and the Obligations to any person or entity, or grant a participation in, or security interest in, any interest in this Agreement, with notice to, but without consent of, Borrower. Borrower may not assign any rights under or interest in this Agreement without Lenders’ prior written consent. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. Upon termination of this Agreement and repayment of all amounts outstanding, Lenders will terminate their security interests at Borrower’s expense.

14. Publicity. Borrower authorizes each Lender to use Borrower’s tradenames and logos in such Lender’s marketing materials in respect of the transactions evidenced by this Agreement.

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AGILITY CAPITAL, LLC		ALPHA INNOTECH CORPORATION

By:		By:
Title:		Title:

Address for notices:		Address for notices:

Agility Capital, LLC		2401 Merced Street
226 E. Canon Perdido Street, Suite F		San Leandro, CA 94577
Santa Barbara, CA 93101		Attn:	Chief Executive Officer
Attn:	Daniel Corry	Fax:	__________________
Fax:	805-568-0425

Pro Rata Share: %

MONTAGE CAPITAL, LLC		ALPHA INNOTECH CORP.

By:		By:
Title:		Title:

Address for notices:		Address for notices:

Montage Capital, LLC		2401 Merced Street
5201 Great America Parkway, Suite 320		San Leandro, CA 94577
Santa Clara, CA 95054		Attn:	Chief Executive Officer
Attn:	Damon Doe	Fax:	__________________
Fax:

Pro Rata Share: %

9.

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including copyrights, patents, trademarks, goodwill and all intellectual property, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.